Exhibit 99.1

XPO Reports Third Quarter 2024 Results

GREENWICH, Conn. – October 30, 2024 – XPO (NYSE: XPO) today announced its financial results for the third quarter 2024. The company reported diluted earnings from continuing operations per share of $0.79, compared with $0.72 for the same period in 2023, and adjusted diluted earnings from continuing operations per share of $1.02, compared with $0.88 for the same period in 2023.

Third Quarter 2024 Summary Results

Three months ended September 30,	Revenue			Operating Income (Loss)
(in millions)	2024	2023	Change %	2024	2023	Change %
North American Less-Than-Truckload Segment	$1,251	$1,228	1.9%	$188	$161	16.8%
European Transportation Segment	803	752	6.8%	6	8	-25.0%
Corporate	-	-	0.0%	(18)	(15)	20.0%
Total	$2,053	$1,980	3.7%	$176	$154	14.3%

Three months ended September 30,	Adjusted Operating Income(1)			Adjusted EBITDA(1)(2)
(in millions)	2024	2023	Change %	2024	2023	Change %
North American Less-Than-Truckload Segment	$198	$170	16.5%	$284	$241	17.8%
European Transportation Segment	13	15	-13.3%	44	44	0.0%
Corporate	NA	NA	NA	5	(7)	NM
Total	$ NA	$ NA	NA	$333	$278	19.8%

Three months ended September 30,	Net Income (2)(3)			Diluted EPS (2)(4)
(in millions, except for per-share data)	2024	2023	Change %	2024	2023	Change %
Total	$95	$86	10.5%	$0.79	$0.72	9.7%

Three months ended September 30,	Diluted Weighted-Average Common Shares Outstanding			Adjusted Diluted EPS(1)(2)(4)
(in millions, except for per-share data)	2024	2023		2024	2023	Change %
Total	120	119		$1.02	$0.88	15.9%

NM - Not meaningful

Amounts may not add due to rounding.

NA - Not applicable

(1) See the “Non-GAAP Financial Measures” section of the press release

(2) Includes a $9 million gain ($7 million after-tax or $0.06 per share) on a past investment in a private company that was sold in the quarter

(3) Net income from continuing operations

(4) Diluted earnings from continuing operations per share ("diluted EPS")

Mario Harik, chief executive officer of XPO, said, “We reported strong year-over-year earnings growth in the third quarter, as we continued to improve the business in a soft freight environment. Companywide, we increased adjusted EBITDA by 20% and adjusted diluted EPS by 16%.

“In North American LTL, we grew adjusted operating income by 17% and achieved an adjusted operating ratio of 84.2% — 200 basis points better than the prior year, at the high end of our target range. We drove yield, ex-fuel, higher by 6.7% and increased revenue per shipment by 6.6%, underpinned by pricing gains. In addition, we generated stronger operating leverage on our top-line growth by managing variable costs more effectively with our proprietary technology. And we’re tracking three years ahead of plan with linehaul insourcing, which enhances our network efficiency and quality of service.”

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Harik continued, “We’re delivering on the strong results we promised for 2024, while positioning the business to accelerate earnings growth when the freight market recovers. The world-class service we provide creates value for our customers and will continue to be a key driver of our margin expansion.”

Third Quarter Highlights

For the third quarter 2024, the company generated revenue of $2.05 billion, compared with $1.98 billion for the same period in 2023. The year-over-year increase in revenue was due primarily to higher yield in the North American LTL segment and volume growth in the European Transportation segment.

Operating income was $176 million for the third quarter, compared with $154 million for the same period in 2023. Net income from continuing operations was $95 million for the third quarter, compared with $86 million for the same period in 2023. Diluted earnings from continuing operations per share was $0.79 for the third quarter, compared with $0.72 for the same period in 2023.

Adjusted net income from continuing operations, a non-GAAP financial measure, was $122 million for the third quarter, compared with $105 million for the same period in 2023. Adjusted diluted EPS, a non-GAAP financial measure, was $1.02 for the third quarter, compared with $0.88 for the same period in 2023.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $333 million for the third quarter, compared with $278 million for the same period in 2023.

The company generated $264 million of cash flow from operating activities in the third quarter and ended the quarter with $378 million of cash and cash equivalents on hand, after $123 million of net capital expenditures.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.25 billion for the third quarter 2024, compared with $1.23 billion for the same period in 2023. On a year-over-year basis, shipments per day decreased 3.2%, tonnage per day decreased 3.9%, and yield, excluding fuel, increased 6.7%. Including fuel, yield increased 3.7%.

Operating income was $188 million for the third quarter 2024, compared with $161 million for the same period in 2023. Adjusted operating income, a non-GAAP financial measure, was $198 million for the third quarter, compared with $170 million for the same period in 2023. Adjusted operating ratio, a non-GAAP financial measure, was 84.2%, reflecting a year-over-year improvement of 200 basis points.

Adjusted EBITDA for the third quarter 2024 was $284 million, compared with $241 million for the same period in 2023. The 18% increase in adjusted EBITDA was due primarily to higher yield, excluding fuel, and lower purchased transportation costs year-over-year, partially offset by lower fuel surcharge revenue.

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•	European Transportation: The segment generated revenue of $803 million for the third quarter 2024, compared with $752 million for the same period in 2023, primarily driven by volume growth. Operating income was $6 million for the third quarter, compared with $8 million for the same period in 2023.

Adjusted EBITDA was $44 million for both the third quarter 2024 and the same period in 2023.

•	Corporate: The segment generated an operating loss of $18 million for the third quarter 2024, compared with a loss of $15 million for the same period in 2023.

Adjusted EBITDA, a non-GAAP financial measure, was $5 million for the third quarter 2024, compared with a loss of $7 million for the same period in 2023, including a benefit of $9 million from a gain on a past investment in a private company that was sold in the quarter.

Conference Call

The company will hold a conference call on Wednesday, October 30, 2024, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until November 29, 2024. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13749187.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 18 billion pounds of freight per year, enabled by its proprietary technology. XPO serves approximately 54,000 customers with 611 locations and 38,000 employees in North America and Europe, with headquarters in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted net income from continuing operations; adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”); adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

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We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations, adjusted diluted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income from continuing operations and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

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These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and service; the anticipated impact of a freight market recovery on our business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc.; our ability to develop and implement suitable information technology systems; the impact of potential cyber-attacks and information technology or data security breaches or failures; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain key employees including qualified drivers; labor matters; litigation; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

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XPO, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change %	2024	2023	Change %
Revenue	$2,053	$1,980	3.7%	$6,150	$5,804	6.0%
Salaries, wages and employee benefits	852	809	5.3%	2,541	2,354	7.9%
Purchased transportation	430	437	-1.6%	1,303	1,338	-2.6%
Fuel, operating expenses and supplies	399	406	-1.7%	1,213	1,223	-0.8%
Operating taxes and licenses	21	15	40.0%	61	45	35.6%
Insurance and claims	33	39	-15.4%	105	129	-18.6%
(Gains) losses on sales of property and equipment	-	1	-100.0%	(5)	(4)	25.0%
Depreciation and amortization expense	126	110	14.5%	365	318	14.8%
Transaction and integration costs	13	8	62.5%	39	47	-17.0%
Restructuring costs	3	1	200.0%	17	35	-51.4%
Operating income	176	154	14.3%	511	319	60.2%
Other income	(15)	(4)	275.0%	(31)	(12)	158.3%
Debt extinguishment loss	-	-	0.0%	-	23	-100.0%
Interest expense	56	41	36.6%	170	126	34.9%
Income from continuing operations before income tax provision	135	117	15.4%	372	182	104.4%
Income tax provision	40	31	29.0%	60	48	25.0%
Income from continuing operations	95	86	10.5%	312	134	132.8%
Loss from discontinued operations, net of taxes	-	(2)	-100.0%	-	(3)	-100.0%
Net income	$95	$84	13.1%	$312	$131	138.2%

Net income (loss)
Continuing operations	$95	$86		$312	$134
Discontinued operations	-	(2)		-	(3)
Net income	$95	$84		$312	$131

Basic earnings (loss) per share (1)
Continuing operations	$0.81	$0.74		$2.68	$1.16
Discontinued operations	-	(0.01)		-	(0.02)
Basic earnings per share	$0.81	$0.73		$2.68	$1.14
Diluted earnings (loss) per share (1)
Continuing operations	$0.79	$0.72		$2.60	$1.14
Discontinued operations	-	(0.01)		-	(0.02)
Diluted earnings per share	$0.79	$0.71		$2.60	$1.12

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	116	116		116	116
Diluted weighted-average common shares outstanding	120	119		120	118

Amounts may not add due to rounding.

(1) The sum of quarterly earnings (loss) per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

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XPO, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$378	$412
Accounts receivable, net of allowances of $46 and $45, respectively	1,064	973
Other current assets	212	208
Total current assets	1,654	1,593
Long-term assets
Property and equipment, net of $1,991 and $1,853 in accumulated depreciation, respectively	3,357	3,075
Operating lease assets	750	708
Goodwill	1,516	1,498
Identifiable intangible assets, net of $499 and $452 in accumulated amortization, respectively	381	422
Other long-term assets	266	196
Total long-term assets	6,269	5,899
Total assets	$7,923	$7,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$445	$532
Accrued expenses	805	775
Short-term borrowings and current maturities of long-term debt	68	69
Short-term operating lease liabilities	134	121
Other current liabilities	112	93
Total current liabilities	1,563	1,590
Long-term liabilities
Long-term debt	3,343	3,335
Deferred tax liability	371	337
Employee benefit obligations	88	91
Long-term operating lease liabilities	614	588
Other long-term liabilities	303	285
Total long-term liabilities	4,719	4,636

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 116 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-
Additional paid-in capital	1,340	1,298
Retained earnings	496	185
Accumulated other comprehensive loss	(195)	(217)
Total equity	1,641	1,266
Total liabilities and equity	$7,923	$7,492

Amounts may not add due to rounding.

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XPO, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities of continuing operations
Net income	$312	$131
Loss from discontinued operations, net of taxes	-	(3)
Income from continuing operations	312	134
Adjustments to reconcile income from continuing operations to net cash from operating activities
Depreciation and amortization	365	318
Stock compensation expense	64	58
Accretion of debt	8	8
Deferred tax expense	39	16
Gains on sales of property and equipment	(5)	(4)
Other	-	46
Changes in assets and liabilities
Accounts receivable	(87)	(141)
Other assets	(71)	(24)
Accounts payable	(29)	(38)
Accrued expenses and other liabilities	21	70
Net cash provided by operating activities from continuing operations	619	443
Cash flows from investing activities of continuing operations
Payment for purchases of property and equipment	(623)	(494)
Proceeds from sale of property and equipment	17	19
Proceeds from settlement of cross currency swaps	-	2
Proceeds from sale of investment	8	-
Net cash used in investing activities from continuing operations	(598)	(473)
Cash flows from financing activities of continuing operations
Proceeds from issuance of debt	-	1,977
Repurchase of debt	-	(2,003)
Repayment of debt and finance leases	(64)	(50)
Payment for debt issuance costs	(4)	(15)
Change in bank overdrafts	32	30
Payment for tax withholdings for restricted shares	(21)	(12)
Other	(1)	1
Net cash used in financing activities from continuing operations	(59)	(72)
Cash flows from discontinued operations
Operating activities of discontinued operations	-	(11)
Investing activities of discontinued operations	-	2
Net cash used in discontinued operations	-	(9)
Effect of exchange rates on cash, cash equivalents and restricted cash	5	2
Net decrease in cash, cash equivalents and restricted cash	(33)	(109)
Cash, cash equivalents and restricted cash, beginning of period	419	470
Cash, cash equivalents and restricted cash, end of period	$385	$361

Amounts may not add due to rounding.

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North American Less-Than-Truckload Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change %	2024	2023	Change %
Revenue (excluding fuel surcharge revenue)	$1,055	$1,005	5.0%	$3,130	$2,848	9.9%
Fuel surcharge revenue	195	223	-12.6%	613	636	-3.6%
Revenue	1,251	1,228	1.9%	3,743	3,484	7.4%
Salaries, wages and employee benefits	642	616	4.2%	1,894	1,744	8.6%
Purchased transportation	58	97	-40.2%	204	283	-27.9%
Fuel, operating expenses and supplies (1)	231	244	-5.3%	710	718	-1.1%
Operating taxes and licenses	17	11	54.5%	49	35	40.0%
Insurance and claims	21	20	5.0%	63	81	-22.2%
Losses on sales of property and equipment	3	4	-25.0%	7	6	16.7%
Depreciation and amortization	89	75	18.7%	257	214	20.1%
Transaction and integration costs	-	-	0.0%	1	-	NM
Restructuring costs	-	-	0.0%	2	10	-80.0%
Operating income	188	161	16.8%	556	393	41.5%
Operating ratio (2)	85.0%	86.8%		85.1%	88.7%
Amortization expense	9	9		27	26
Transaction and integration costs	-	-		1	-
Restructuring costs	-	-		2	10
Adjusted operating income (3)	$198	$170	16.5%	$587	$429	36.8%
Adjusted operating ratio (3) (4)	84.2%	86.2%		84.3%	87.7%
Depreciation expense	80	66		229	188
Pension income	6	5		19	13
Other	-	-		-	1
Adjusted EBITDA (5)	$284	$241	17.8%	$836	$631	32.5%
Adjusted EBITDA margin (6)	22.7%	19.6%		22.3%	18.1%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.

(6) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

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North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change %	2024	2023	Change %
Pounds per day (thousands)	69,470	72,257	-3.9%	70,950	70,465	0.7%

Shipments per day	51,921	53,637	-3.2%	52,281	51,303	1.9%

Average weight per shipment (in pounds)	1,338	1,347	-0.7%	1,357	1,374	-1.2%

Revenue per shipment (including fuel surcharges)	$379.00	$366.36	3.5%	$374.57	$357.20	4.9%

Revenue per shipment (excluding fuel surcharges)	$319.75	$299.85	6.6%	$313.16	$291.96	7.3%

Gross revenue per hundredweight (including fuel surcharges) (1)	$28.77	$27.74	3.7%	$28.20	$26.59	6.1%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$24.34	$22.81	6.7%	$23.67	$21.84	8.4%

Average length of haul (in miles)	855.7	850.0		850.5	839.4

Total average load factor (2)	22,644	22,683	-0.2%	22,800	22,862	-0.3%

Average age of tractor fleet (years)	4.2	5.2

Number of working days	63.5	62.5		191.0	190.0

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.

(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table excludes the company's trailer manufacturing operations. Percentages presented are calculated using the underlying unrounded amounts.

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European Transportation Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change %	2024	2023	Change %
Revenue	$803	$752	6.8%	$2,407	$2,320	3.8%
Salaries, wages and employee benefits	206	189	9.0%	634	595	6.6%
Purchased transportation	372	340	9.4%	1,100	1,055	4.3%
Fuel, operating expenses and supplies (1)	168	162	3.7%	503	499	0.8%
Operating taxes and licenses	4	4	0.0%	12	10	20.0%
Insurance and claims	12	15	-20.0%	39	43	-9.3%
Gains on sales of property and equipment	(4)	(3)	33.3%	(12)	(10)	20.0%
Depreciation and amortization	36	35	2.9%	106	100	6.0%
Transaction and integration costs	1	1	0.0%	2	2	0.0%
Restructuring costs	2	1	100.0%	13	9	44.4%
Operating income	$6	$8	-25.0%	$12	$17	-29.4%
Other expense	(1)	(1)		(1)	(1)
Amortization expense	5	6		16	16
Transaction and integration costs	1	1		2	2
Restructuring costs	2	1		13	9
Adjusted operating income (2)	$13	$15	-13.3%	$41	$43	-4.7%
Depreciation expense	31	29		90	84
Adjusted EBITDA (3)	$44	$44	0.0%	$131	$127	3.1%
Adjusted EBITDA margin (4)	5.4%	5.8%		5.4%	5.5%

Amounts may not add due to rounding.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) See the “Non-GAAP Financial Measures” section of the press release.

(3) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

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Corporate

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change %	2024	2023	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%

Salaries, wages and employee benefits	4	4	0.0%	13	15	-13.3%
Fuel, operating expenses and supplies	-	-	0.0%	-	6	-100.0%
Operating taxes and licenses	-	-	0.0%	-	-	0.0%
Insurance and claims	-	4	-100.0%	3	5	-40.0%
Depreciation and amortization	1	-	NM	3	4	-25.0%
Transaction and integration costs	12	7	71.4%	36	45	-20.0%
Restructuring costs	1	-	NM	2	16	-87.5%
Operating loss	$(18)	$(15)	20.0%	$(57)	$(91)	-37.4%
Other income (expense) (1)	9	1		13	-
Depreciation and amortization	1	-		3	4
Transaction and integration costs	12	7		36	45
Restructuring costs	1	-		2	16
Adjusted EBITDA (2)	$5	$(7)	NM	$(3)	$(26)	-88.5%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Other income (expense) consists of foreign currency gain (loss) and other income (expense), which is primarily comprised of investment income in 2024.

(2) See the “Non-GAAP Financial Measures” section of the press release.

12

XPO, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change %	2024	2023	Change %
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
Net income from continuing operations	$95	$86	10.5%	$312	$134	132.8%
Debt extinguishment loss	-	-		-	23
Interest expense	56	41		170	126
Income tax provision	40	31		60	48
Depreciation and amortization expense	126	110		365	318
Transaction and integration costs	13	8		39	47
Restructuring costs	3	1		17	35
Other	-	1		-	1
Adjusted EBITDA (1)	$333	$278	19.8%	$964	$732	31.7%
Revenue	$2,053	$1,980	3.7%	$6,150	$5,804	6.0%
Adjusted EBITDA margin (1) (2)	16.2%	14.0%		15.7%	12.6%

Amounts may not add due to rounding.

(1) See the “Non-GAAP Financial Measures” section of the press release.

(2) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

13

XPO, Inc.

Reconciliation of Non-GAAP Measures (cont.)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Reconciliation of Net Income from Continuing Operations and Diluted Earnings Per Share from Continuing Operations to Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations
Net income from continuing operations	$95	$86	$312	$134
Debt extinguishment loss	-	-	-	23
Amortization of acquisition-related intangible assets	14	15	43	42
Transaction and integration costs	13	8	39	47
Restructuring costs	3	1	17	35
Income tax associated with the adjustments above (1)	(5)	(5)	(18)	(28)
European legal entity reorganization (2)	2	-	(40)	-

Adjusted net income from continuing operations (3)	$122	$105	$354	$253

Adjusted diluted earnings from continuing operations per share (3)	$1.02	$0.88	$2.95	$2.15

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	120	119	120	118

Amounts may not add due to rounding.

(1) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:
Debt extinguishment loss	$-	$-	$-	$5
Amortization of acquisition-related intangible assets	3	4	10	10
Transaction and integration costs	1	-	4	5
Restructuring costs	1	1	4	8
	$5	$5	$18	$28

Amounts may not add due to rounding.

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, and contribution- and margin-based taxes.

(2) Reflects a tax benefit recognized in the second quarter of 2024 and the subsequent adjustment recognized in the third quarter of 2024 related to a legal entity reorganization within our European Transportation business.

(3) See the "Non-GAAP Financial Measures" section of the press release.

14